Exhibit 10.1

FIRST AMENDMENT TO THE SUBORDINATED SECURED PROMISSORY NOTE AGREEMENT

THIS FIRST AMENDMENT ("First Amendment") TO THE SUBORDINATED SECURED PROMISSORY NOTE ("Subordinated Note") is entered into February 6, 2006 ("Effective Date") by and between Blast Energy Services, Inc. (formerly known as Verdisys, Inc.), a California corporation ("Blast") and Berg McAfee LLC., a California Corporation ("BMC").

WHEREAS on July 15, 2005, Blast entered into a Subordinated Note in favor of BMC securing the loan for $800,000 to build the Blast Abrasive Fluid Jetting Rig #1 with a loan Maturity Date of September 15, 2006;

WHEREAS BMC has and now desires to extend such Maturity Date and Blast wishes to compensate BMC by paying additional interest over a longer period for said extension:

THEREFORE, in view of the good and valuable consideration stated below, Blast and BMC agree as follows:

1. Maturity Date.

1.1 BMC and Blast agree that they mutually agree to extend the Maturity Date in the Subordinated Note from July 15, 2006 to March 31, 2007.

1.2 All other terms and conditions remain unchanged.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BERG McAFEE COMPANIES, LLC

/s/ Eric A. McAfee 2/6/06

Eric A. McAfee, Managing Member Date

BLAST ENERGY SERVICES, INC.

/s/ John O'Keefe 2/20/06

John O'Keefe, EVP & Co-CEO Date